Sub-Item 77Q1(d):

During the six-month period ended November 30, 2015, ALPS ETF Trust (the “Registrant”) offered the following series:

Series	Registration Statement
ALPS Enhanced Put Write Strategy ETF (“PUTX”)	Post-Effective Amendment No. 248 (SEC Accession No. 0001193125-15-237197)
ALPS Sector Leaders ETF (“SLDR”)	Post-Effective Amendment No. 249 (SEC Accession No. 0001398344-15-004078)
ALPS Low Volatility ETF (“SLOW”)	Post-Effective Amendment No. 249 (SEC Accession No. 0001398344-15-004078)

Post-Effective Amendments Nos. 248 and 249 include the terms of PUTX, SLDR and SLOW, respectively, and are hereby incorporated by reference as part of the response to Sub-Items 77I and 77Q1(d) of the Registrant’s Form N-SAR.